UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 23, 2026, College Station 1892 Properties, L.L.C. (Seller), a Texas limited liability company and a wholly-owned subsidiary of Stratus Properties Inc. (Stratus), completed the previously disclosed disposition of certain real and personal property associated with the retail component of Jones Crossing, including undeveloped commercial acreage, to Brixmor Operating Partnership LP, a Delaware limited partnership (Purchaser), for a purchase price of $46.5 million in cash. At closing, Purchaser also assumed Seller’s rights and obligations as tenant under the ground leases underlying the property. The sale was made pursuant to an Agreement of Sale and Purchase between Seller and Purchaser (the Purchase Agreement). Pre-tax net cash proceeds were approximately $21.7 million, after selling costs and payment of the project loan.

Jones Crossing – Retail was part of Jones Crossing, Stratus’ H-E-B, L.P. (H-E-B) grocery-anchored, mixed-use development located in College Station, Texas, the location of Texas A&M University. The retail component of Jones Crossing includes 154,092 square feet of retail space, including an H-E-B grocery store, two retail pad sites subject to ground leases to tenants, and approximately 22 undeveloped commercial acres with estimated future development potential of up to approximately 104,750 square feet of commercial space and up to seven retail pad sites available for lease. Following the sale, Stratus retains the 21-acre multi-family component of Jones Crossing, including the ground lease underlying the multi-family property.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2026, Stratus issued a press release, titled “Stratus Properties Inc. Completes Sale of Jones Crossing – Retail for $46.5 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial statements were derived from Stratus’ historical financial statements and are being presented to give effect to the disposition of Jones Crossing – Retail for pre-tax net cash proceeds of $21.7 million after selling costs and payment of the project loan, as described above in Item 2.01 of this report (the Jones Crossing – Retail Disposition).

Presented below are the following unaudited pro forma financial statements:
•Condensed consolidated balance sheet as of March 31, 2026, as adjusted assuming the Jones Crossing – Retail Disposition had occurred on March 31, 2026; and
•Condensed consolidated statements of income for the year ended December 31, 2025, and the three months ended March 31, 2026, as adjusted assuming the Jones Crossing – Retail Disposition had occurred on January 1, 2025.

The unaudited pro forma condensed financial statements are prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these pro forma adjustments and the final accounting for Jones Crossing – Retail Disposition may be material. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

The pro forma financial information is provided for informational purposes only and is not representative or necessarily indicative of what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had the Jones Crossing – Retail Disposition occurred on the dates assumed, nor are they necessarily representative or indicative of Stratus’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated balance sheet and statements of income should be read in conjunction with (i) the accompanying notes to the pro forma financial information (ii) the Current Report on Form 8-K filed with the SEC on May 28, 2026 (for reporting the Purchase Agreement), (iii) the historical audited consolidated financial statements and accompanying notes of Stratus contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 27, 2026 (2025 Form 10-K), and (iv) the historical unaudited condensed consolidated financial statements and accompanying notes of Stratus contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 12, 2026 (First Quarter 2026 Form 10-Q).

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2026
(In Thousands)

	Historical (1)	Jones Crossing – Retail Adjustments (2)	Pro Forma
ASSETS
Cash and cash equivalents	$73,539	$21,717	$95,256
Restricted cash	757	—	757
Real estate held for sale	8,477	—	8,477
Real estate under development	187,095	—	187,095
Land available for development	81,636	(5,552)	76,084
Real estate held for investment, net	166,068	(18,276)	147,792
Lease right-of-use assets	10,071	(6,343)	3,728
Deferred tax assets	206	—	206
Other assets	4,644	(1,982)	2,662
Total assets	$532,493	$(10,436)	$522,057

LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$9,891	$—	$9,891
Accrued liabilities, including taxes	10,171	(229)	9,942
Debt	143,759	(23,697)	120,062
Lease liabilities	15,986	(10,488)	5,498
Deferred gain	717	—	717
Other liabilities	1,541	(309)	1,232
Total liabilities	182,065	(34,723)	147,342

Total equity	350,428	24,287	374,715
Total liabilities and equity	$532,493	$(10,436)	$522,057

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)Stratus’ historical financial information has been derived from its First Quarter 2026 Form 10-Q.
(2)Pro forma adjustments reflect the Jones Crossing – Retail Disposition for pre-tax net cash proceeds of $21.7 million after the use of a portion of the proceeds to pay the full outstanding balance of the project loan ($24.0 million). The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction.

A reconciliation of the sale price to net cash proceeds follows (in thousands):

Sale price	$46,500
Selling costs	(783)
Jones Crossing – Retail project loan principal balance	(24,000)
Net cash proceeds	$21,717

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands)

	Three Months Ended March 31, 2026
		Adjustments
	Historical (1)	Jones Crossing – Retail (2)	Other (3)	Pro Forma
Revenues	$3,791	$(1,043)	$—	$2,748
Cost of sales	5,697	(780)	—	4,917
General and administrative expenses	5,590	—	—	5,590
H-E-B profit participation	78	—	—	78
Gain on sale of assets	(22,976)	—	—	(22,976)
Operating income (loss)	15,402	(263)	—	15,139
Interest expense, net	(60)	374	(314)	—
Loss on extinguishment of debt	(383)	—	—	(383)
Other income, net	666	—	—	666
(Provision for) benefit from income taxes (5)	(2,116)	(19)	66	(2,069)
Net income and total comprehensive income	13,509	92	(248)	13,353
Total comprehensive income attributable to noncontrolling interests	(6,882)	—	—	(6,882)
Net income and total comprehensive income attributable to common stockholders	$6,627	$92	$(248)	$6,471

Net income per share attributable to common stockholders
Basic	$0.83			$0.81
Diluted	$0.82			$0.80

Weighted-average common shares outstanding (6)
Basic	7,962			7,962
Diluted	8,055			8,055

	Year Ended December 31, 2025
		Adjustments
	Historical (1)	Jones Crossing – Retail (2)	Other (3)	Pro Forma
Revenues	$29,914	$(3,735)	$—	$26,179
Cost of sales	37,068	(3,061)	—	34,007
General and administrative expenses	14,786	—	—	14,786
Gain on terminated ground leases (4)	—	(4,227)	—	(4,227)
Gain on sale of assets	(32,730)	(19,958)	—	(52,688)
Operating income	10,790	23,511	—	34,301
Interest expense, net	(1,515)	1,621	(705)	(599)
Loss on interest rate cap agreements	(23)	—	—	(23)
Loss on extinguishment of debt	(549)	(139)	—	(688)
Other loss, net	(618)	—	—	(618)
(Provision for) benefit from income taxes (5)	(5,281)	(4,428)	148	(9,561)
Net income and total comprehensive income	2,804	20,565	(557)	22,812
Total comprehensive loss attributable to noncontrolling interests	9,178	—	—	9,178
Net income and total comprehensive income attributable to common stockholders	$11,982	$20,565	$(557)	$31,990

Net income per share attributable to common stockholders
Basic	$1.49			$3.98
Diluted	$1.47			$3.93

Weighted-average common shares outstanding (6)
Basic	8,035			8,035
Diluted	8,147			8,147

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(1)Stratus’ historical financial information has been derived from its First Quarter 2026 Form 10-Q and 2025 Form 10-K, as applicable.
(2)Pro forma adjustments reflect the Jones Crossing – Retail Disposition, including a pre-tax gain of approximately $20.0 million in 2025, and use of a portion of the net cash proceeds to pay the full outstanding balance of the project loan.
(3)All periods presented include adjustments to capitalized interest and the corresponding effect on income taxes.
(4)Stratus will recognize an approximately $4.2 million pre-tax gain on the termination of two ground leases underlying the Jones Crossing – Retail property in connection with the Purchaser’s assumption of the leases.
(5)The effect on income taxes of the pro forma adjustments has been computed based on the statutory rates in effect during the periods presented.
(6)The historical weighted-average shares of common stock outstanding exclude approximately 14 thousand shares for the first three months of 2026 that were anti-dilutive and 21 thousand shares for the year 2025 that were anti-dilutive.

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1†	Agreement of Sale and Purchase by and between College Station 1892 Properties, L.L.C., as seller, and Brixmor Operating Partnership LP, as purchaser, dated as of May 21, 2026 (incorporated herein by reference to Exhibit 2.1 to Stratus’ Current Report on Form 8-K filed on May 28, 2026).
99.1	Press release dated June 26, 2026, titled “Stratus Properties Inc. Completes Sale of Jones Crossing – Retail for $46.5 Million.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
† Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant customarily and actually treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: June 26, 2026